Exhibit 99.3.

Unaudited Financial Statements for Composite Structures, LLC as of March 31, 2001 and for the Three Month Periods Ended March 31, 2001 and 2000.

Composite Structures, LLC

Unaudited Financial Statements as of March 31, 2001 and for the
Three Month Periods Ended March 31, 2001 and March 31, 2000

Composite Structures, LLC
Condensed Balance Sheet
(In thousands)
(Unaudited)

March 31,
2001

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$251

Receivables, net	8,873

Inventories, net	7,633

Prepaid expenses and other current assets	533

Total current assets	17,290

PROPERTY, PLANT AND EQUIPMENT, NET	5,339

PREPAID PENSION COSTS	1,501

OTHER ASSETS, NET	35

TOTAL	$24,165

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES:

Accounts payable	$4,034

Accrued liabilities	2,076

Total current liabilities	6,110

REVOLVING CREDIT FACILITY	2,674

Total liabilities	8,784

MEMBERS’ CAPITAL

Contributed capital	6,258

Retained earnings	9,123

Total members’ capital	15,381

TOTAL	$24,165

See the accompanying notes to unaudited condensed financial statements.

Composite Structures, LLC
Condensed Statements of Operations
(In thousands)
(Unaudited)

	For Three Months Ended

	March 31,	March 31,
	2001	2000

SALES AND SERVICES REVENUE	$15,400	$13,749

COST OF GOODS SOLD	12,043	11,417

GROSS PROFIT	3,357	2,332

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,720	1,286

OPERATING INCOME	1,637	1,046

INTEREST EXPENSE, NET	12	127

NET INCOME	$1,625	$919

See the accompanying notes to unaudited condensed financial statements.

Composite Structures, LLC
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	For Three Months Ended

	March 31,	March 31,
	2001	2000

Cash Flows from Operating Activities:

Net Income	$1,625	$919

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation and amortization	310	262

Amortization of deferred compensation expense	150	—

Pension income	(36)	(18)

Changes in operating assets and liabilities, net

Receivables	(1,900)	438

Inventories	(506)	397

Prepaid expenses and other current assets	(388)	(269)

Accounts payable	455	(199)

Accrued liabilities	(2,764)	(1,617)

Net cash used in operating activities:	(3,054)	(87)

Cash Flows from Investing Activities:

Purchase of property, plant and equipment	(455)	(128)

Net cash used in investing activities:	(455)	(128)

Cash Flows from Financing Activities:

Net borrowings from revolving credit facility	2,674	400

Distribution to members	—	(187)

Net cash provided by financing activities:	2,674	213

Net decrease in cash and cash equivalents	(835)	(2)

Cash and cash equivalents, beginning of period	1,086	85

Cash and cash equivalents, end of period	$251	$83

See accompanying notes to unaudited condensed financial statements.

Composite Structures, LLC

Notes to Financial Statements (Unaudited)

1. Organization and Basis of Presentation

Composite Structures, LLC (the “Company”) designs and manufactures metal, fiberglass and carbon composite structures. Additionally, the Company produces helicopter main and tail rotor blades, and adhesive bonded assemblies, including spoilers, and fuselage structural panels for aircraft, jet engine fan containment rings, and helicopters.

On January 8, 1997, the Company commenced operations pursuant to the purchase of certain assets and assumptions of certain liabilities of Composite Structures, a division of Aluminum Company of America (“Alcoa”), accounted for using the purchase method of accounting.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of Company management, the unaudited financial statements contained herein include all adjustments (of a normal recurring nature) necessary to present fairly the financial position of the Company as of March 31, 2001, and the results of its operations and cash flows for the three months ended March 31, 2001 and 2000. The interim results of operations are not necessarily indicative of results for future periods.

2. Inventories

Raw materials are stated at lower of cost or market. The Company utilizes the moving average method of determining cost (in thousands).

Raw materials	$435

Work in process	7,532

Inventory obsolescence reserve	(334)

$7,633

3. Income Taxes

Pursuant to its limited liability company status, the income or losses of the Company are includible in the income tax returns of its members. Consequently, no provision or federal income taxes is recorded in the accompanying financial statements. However, the Company is subject to a minimum state corporation tax and franchise fees based on income, which have been provided for in the accompanying financial statements.

4. New Accounting Standards

In June 1998, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires that all derivatives be recognized as either assets or liabilities in the balance sheet at fair value. SFAS No. 133, as amended by SFAS No. 137, “Accounting for Derivative Instruments and

Hedging Activities — deferral of the effective date of FASB No. 133,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities — an amendment of FASB Statement No. 133,” was adopted by the Company on January 1, 2001. The adoption of this Standard did not have a material impact on the financial statements.

5. Bank Borrowing

At December 31, 2000, the Company had no outstanding bank borrowings. At March 30, 2001, Composite Structures, LLC had net bank borrowings of $2,674,000 which were used to provide short-term liquidity.

6. Members’ Capital and Party-in-Interest Activity

The Company maintains an agreement with two of its members to provide management services. During the first quarter of 2001 and 2000, the Company’s statements of operations included management fees of $50,000 and $50,000, respectively, related to management services and performance-based awards earned by the members.

7. Subsequent Events

On June 6, 2001, all of the units of the Company were acquired, directly and indirectly, by Ducommun Incorporated (“Ducommun”) pursuant to a Unit and Stock Purchase Agreement dated May 16, 2001. The assets acquired by Ducommun through the purchase of the units included the Company’s fixed assets, accounts receivable, inventory, and other assets.

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